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                                                                   EXHIBIT 10.41


                                   KFx  INC.
                 1998 DIRECTORS NONQUALIFIED STOCK OPTION PLAN

I.   Establishment and Purpose

     a. There is hereby adopted by KFx Inc. (the "Company"), the KFx Inc. 1998 Directors' Stock Option Plan. The Plan is intended to provide a means whereby eligible members of the Board may be given an opportunity to purchase shares of Common Stock pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Code.

     b. The purpose of the Plan is to enable the Company to attract the best available individuals to serve as members of the Board, to compensate such individuals for extraordinary efforts taken on behalf of the Company while serving as directors, and to encourage their continued service on the Board.

II.  Definitions

     Unless otherwise required by the context:

     a. "Administrator" means the Board or any of its Committee(s) administering the Plan, in accordance with Section IV of the Plan.

     b. "Applicable Laws" means the legal requirements relating to the administration of stock option and equity incentive plans under applicable state of Delaware corporate and securities laws and under the Code.

     c.  "Board" shall mean the Board of Directors of the Company.

     d.  "Committee" means a Committee appointed by the Board in accordance with
     Section IV of the Plan.

     e. "Common Stock" means the $.001 par value common stock of the Company that is traded on an approved securities market pursuant to the Exchange Act.

     f.  "Company" shall mean KFx Inc., a Delaware corporation.

     g.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     h.   "Director" means a member of the Board.

     i.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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     j.  "Fair Market Value" means, as of a specified date, the value of Common
     Stock determined by the Administrator as follows:

          (i) If the Common Stock is listed on any established stock exchange or quoted on a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if listed on more than one exchange, the exchange with the greatest volume of trading in Common Stock) or system on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii) If the Common Stock is quoted on the NASDAQ System (but is not included on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the closing bid and closing asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable.

     k. "Nonqualified Stock Option" means an Option that is not an incentive stock option under Section 422 of the Code.

     l. "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

     m. "Option" shall mean an option to purchase Shares granted pursuant to the Plan.

     n.  "Optionee" shall mean a Director of the Company who receives an option.

     o. "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

     p. "Option Price" shall mean the purchase price for Shares under an option, as determined in Section VI of the Plan.

     q.  "Optioned Stock" means the Common Stock subject to an Option.

     r. "Plan" shall mean the KFx Inc. 1998 Directors Nonqualified Stock Option Plan.

     s.  "Share" means a share of the Common Stock.

II.  Stock Subject to Options

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     a.   Subject to the provisions of Section XII of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be two hundred thousand shares (200,000 shares). The Shares may be authorized but unissued or reacquired shares of Common Stock.

     b. If an Option should expire or become unexercisable for any reason without having been exercised in full, then unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options granted under the Plan.

     c. Notwithstanding any other provision of the Plan, Shares issued upon exercise of Options under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

IV.  Administration

     a. The Plan shall be administered by (i) the Board; (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws; or (iii) as permitted by Rule 16b-3 promulgated under the Exchange Act.

     b. Once a Committee has been appointed pursuant to this Section IV, such Committee shall continue to serve in its designated capacity or until otherwise directed by the Board. From time to time, the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all member of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under this Section, to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

     c. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i)   to grant Nonqualified Stock Options;

         (ii) to determine the Fair Market Value of the Common Stock, in accordance with Section II(j) of the Plan;

         (iii) to determine the number of Shares to be covered by each such award granted hereunder;

         (iv)  to approve forms of agreements for use under the Plan;

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         (v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and of the Options so awarded (including, but not limited to, the exercise or purchase price and any restriction or limitation regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

         (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

         (vii) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to the Plan; and

         (viii) to make all other determinations deemed necessary or advisable for administering the Plan.

d. All decisions, determinations, and interpretations of the Administrator shall be final and binding.

e. If the Chief Executive Officer or his or her designees reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option or to receive any benefits relating thereto pending a determination by the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty, or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option or to receive any benefits relating to Options whatsoever. In making such determination, the Administrator shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Administrator.

V.   Eligibility

     Only Directors are entitled to receive Options under the Plan. Options granted at different times need not contain similar provisions.

VI.  Option Price

     The purchase price for Shares under each Option shall be designated by the Committee in

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its discretion; provided, however, in no event shall the purchase price per
Share be less than $3.75.

VII.  Terms and Conditions of Options

      The Notice of Grant shall specify the per Share exercise price for the Shares issuable pursuant to an Option. The Notice of Grant shall also specify the number of Shares which are subject to the Option.

VIII. Termination of Relationship

      Except as provided in Section IX below and except to the extent the Committee shall otherwise designate, in the event of any termination of a Director's relationship with the Company all Options which had not been exercised as of the date of such termination shall immediately expire.

IX.   Rights in Event of Death

      If a Director dies while retained by the Company and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options to the extent that such deceased Director was entitled to exercise the Options on the date of his or her death; provided, however, that in no event shall the Options be exercisable more than two years from the date of the Director's death.

X.    No Obligations to Exercise Option

      The granting of an Option shall impose no obligation upon the Director to exercise such Option.

XI.   Nonassignability

      Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Director's lifetime shall be exercisable only by such Director.

XII.  Effect of Change in Common Stock Subject to the Plan

      The aggregate number of Shares available for Options under the Plan, the Optioned Stock and the price per Share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the effective date of the Plan resulting from (a) a subdivision or consolidation of Shares or any other capital adjustment, (b) the payment of a stock dividend, or (c) other increase or decrease in such Shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of Shares subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate;

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provided, however, that each Director (and each other person entitled under
Section IX to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

XIII. Amendment and Termination

      a. The Board, by resolution, may terminate, amend, or revise the Plan with respect to any Shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

      b. Any such amendment, alteration, suspension, or termination of the Plan shall not adversely affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, altered, suspended, or terminated, unless otherwise mutually agreed by the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

XIV.  Legal Compliance

      a. Shares shall not be issued pursuant to the award, vesting, or exercise of an Option unless the award, vesting, or exercise of such Option, as the case may be, and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      b. As a condition to the receipt of Shares upon the award, vesting, or exercise of an Option, the Company may require the person receiving such Shares to represent and warrant at the time of any such award, vesting, or exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      c. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      d. If the Optioned Stock exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional Board approval, such Option
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      shall be void with respect to such excess Optioned Stock, unless Board approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section XIII of the Plan.

XV.   Agreements

      Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

XVI.  Reservation of Shares of Stock

      The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

XVII. Effective Date of Plan

      The Plan shall be effective from the date that the Plan is approved by the Board.

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